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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 22, 2009

                            WESTBRIDGE RESEARCH GROUP
             (Exact Name of Registrant as Specified in Its Charter)

        California                     2-92261                  95-3769474
----------------------------    ----------------------     ---------------------
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification Number)

                 1260 Avenida Chelsea, Vista, California, 92081
               (Address of principal executive offices) (Zip Code)


Registrant's Telephone Number, Including Area Code:  (760) 599-8855


                                 Not Applicable
           -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

This Form 8-K consists of 2 pages.

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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Westbridge Research Group (the "Company") entered into an employment agreement with Christine Koenemann ("Ms. Koenemann"). Prior to that time, Ms. Koenemann had an employment agreement with the Company which would expire February 7, 2009. The employment agreement provides that Ms. Koenemann is to continue to serve as the President, Secretary and Chief Financial Office of the Company for a term commencing December 1, 2008 and ending November 30, 2011 (the "Term of Employment").

         Ms. Koenemann's salary will be $135,000 per annum ("Base Salary"). The Base Salary will be reviewed annually by the Board of Directors or the Board's Compensation Committee, but in no event may the Base Salary be reduced by more than ten percent (10%) in any year without the written agreement of Executive. Ms. Koenemann will also be entitled to a bonus paid out annually based on the financial performance of the Company and other factors determined by the Board of Directors. Ms. Koenemann was not granted stock options in connection with this employment agreement.

         Ms. Koenemann may terminate the employment agreement at any time by giving the Company not less than 120 days written notice of Executive's intention to do so. The employment agreement will also terminate upon the earlier of date of death or complete disability of Ms. Koenemann, although her salary would continue for six months thereafter. The Company may terminate Ms. Koenemann's employment agreement "for cause" as defined in the employment agreement, in which case there will be no severance or continuation pay.

         The employment agreement also provides that Ms. Koenemann will receive such insurance coverage, pension plans and vacation time as is available under the Company's policies. In the event of termination of the employment agreement, Ms. Koenemann has the right to assume the key-person insurance policy that the Company has in place covering her life.

         The foregoing description of Ms. Koenemann's employment agreement is qualified in its entirety by reference to the employment agreement attached as
Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

  (d)  Exhibits.

       Exhibit 10.1  Employment Agreement of Christine Koenemann, dated


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WESTBRIDGE RESEARCH GROUP



Date:   January 22, 2009                    By: /s/ Christine Koenemann
                                                -------------------------------
                                                Christine Koenemann, President